Exhibit -3.(i)

RESTATED

ARTICLES OF INCORPORATION

OF

CREDEX CORPORATION

The undersigned subscriber to these Restated Articles of Incorporation, a natural person competent to contract, hereby forms a corporation under the laws of the State of Florida.

ARTICLE I.  NAME

The name of the corporation shall be CREDEX CORPORATION.

ARTICLE II.  NATURE OF BUSINESS

This corporation may engage or transact in any or all lawful activities or business permitted under the laws of the United States, the State of Florida or any other state, country, territory, or nation.

ARTICLE III.  CAPITAL STOCK and CORPORATE ADDRESS

The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 100,000,000 shares of common stock having a par value of $.001 per share.

The street address of the registered office of the corporation shall be 454 Treemont Drive, Orange City, FL 32763.  The name of the initial registered agent of the corporation at that address is RICHARD R. COOK. The mailing address of the Corporation shall be 454 Treemont Drive, Orange City, FL  32763.

ARTICLE IV.  TERM OF EXISTENCE

This corporation is to exist perpetually.

ARTICLE V.  DIRECTORS

This corporation shall have four directors initially, whose names and addresses are:

Denise Leonardo, 9266 Keating Drive, Palm Beach Gardens, FL  32014

Julie Ann Goodwin, 232 Trickey Pond Road, Naples, ME 04055

Steven G. Salmond, 3290 Van Buren Ave., Apt, 30, Ogden, UT 84403

Janine Weller, 415 Macopin Road, West Milford, NJ 07480

ARTICLE VI.  OFFICERS

The officers of the corporation shall be elected by the Directors.  Until new officers are elected the following  will serve as officers of the corporation:

Denise Leonardo	President
Steven G. Salmond	Secretary & Treasurer

ARTICLE VII.  INCORPORATOR

The name and street address of the Incorporator to these Articles of Incorporation is:

James H. Bashaw, 505 E. New York, Suite 8, DeLand, FL  32724

IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal on this __28th_ day of September, 2010.

(SEAL)	/s/ Steven G. Salmond
State of Florida ) County of Volusia )	Steven G. Salmond

The foregoing instrument was acknowledged before me this 28th  day of September, 2010, by Steven G. Salmond, who is personally known to me and who did take an oath.

Notary	/s/ Melissa A. Bruno
Title	Notary Signature
DD619181	Melissa A. Bruno
Serial Number	Notary Name Printed
Commission expires:

12/22/10

ACCEPTANCE BY REGISTERED AGENT

CREDEX CORPORAITON

Having been named Resident Agent and to accept Service of Process for the above named corporation at the place designated in these Articles of Incorporation, I hereby accept the appointment as Registered Agent and agree to act in this capacity, I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as Registered Agent.

Resident Agent

/s/ Richard R. Cook
RICHARD R. COOK